SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            INTERSTATE/JOHNSON LANE
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                (INTERSTATE/JOHNSON LANE, INC. LOGO APPEARS HERE)

                          Interstate/Johnson Lane, Inc.
                    Notice of Annual Meeting of Shareholders
                           To be held January 21, 1997
             ------------------------------------------------------

To The Shareholders of
Interstate/Johnson Lane, Inc.

         The annual meeting of the shareholders of Interstate/Johnson Lane, Inc. (the "Company") will be held on Tuesday, January 21, 1997, at 3:00 P.M. at the Radisson Plaza Hotel, 101 South Tryon Street, Charlotte, North Carolina, for the following purposes:

              (1) To  consider  and act upon a proposal  to amend the  Company's
         Certificate   of   Incorporation   and   By-Laws  to  provide  for  the
         classification of the Company's Board of Directors into three classes.

              (2) To elect nine persons to serve as Directors for staggered one, two and three-year terms.

              (3) To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent certified public accountants for the fiscal year ending September 30, 1997.

              (4) To amend the Company's Restated Stock Award Plan as of 10/21/96 to increase the shares available for issuance under that Plan by 1,000,000 shares to a total of 2,800,000 shares.

              (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed November 29, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.



                                                     Michael D. Hearn, Secretary

Dated: December 17, 1996


AFTER VOTING THE ENCLOSED PROXY, PLEASE SIGN, DATE AND MAIL IN THE ENCLOSED ENVELOPE SO AS TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

                          Interstate/Johnson Lane, Inc.
                                Interstate Tower
                              Post Office Box 1012
                      Charlotte, North Carolina 28201-1012

                            -------------------------
                                 Proxy Statement
                            -------------------------



         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Interstate/Johnson Lane, Inc. (the "Company") for use at the annual meeting of shareholders of the Company to be held on Tuesday, January 21, 1997, and at any adjournment thereof. Unless the context requires otherwise, all references in this proxy statement to the Company refer to Interstate/Johnson Lane, Inc. and its subsidiaries. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about December 17, 1996.

         Only shareholders of record at the close of business on November 29, 1996, are entitled to vote at the meeting. As of such date, the Company had outstanding and entitled to vote 6,016,468 shares of common stock, par value $.20 per share (the "Common Stock"), and approximately 986 shareholders of record. Each outstanding share entitles the shareholder of record to one vote.

         All proxies which are properly executed and received prior to the meeting will be voted at the meeting. If a shareholder specifies how the proxy is to be voted on any of the business to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted for the amendment of the Company's Certificate of Incorporation and By-Laws, for the election of directors, for the amendment of the Company's Stock Award Plan and for the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent certified public accountants for the fiscal year ending September 30, 1997. A proxy may be revoked, to the extent it has not been exercised, at any time prior to its exercise, by written notice to the Secretary of the Company, by executing and delivering a proxy with a later date or by voting in person at the meeting.
                                       2

                                   Proposal 1

            AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION AND BY-LAWS TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS

Note that the Amendment and Restatement of Certificate of Incorporation and By-Laws to provide for a classified Board of Directors has been approved by the Board of Directors and will be voted upon by the stockholders at the Annual Meeting. The Amendment and Restatement is wholly contingent upon its approval by the stockholders.

         The Board of Directors believes that it is in the best interests of the Company to amend the current Certificate of Incorporation and By-Laws to provide for a classified Board of Directors. In this regard, the Company's Board of Directors has unanimously adopted, subject to the approval of the stockholders at the Annual Meeting, an Amended and Restated Certificate of Incorporation, which would amend Article VI of the Company's present Certificate of Incorporation and Amended and Restated By-Laws, which would amend Articles II and III of the Company's present By-Laws, to provide that directors shall be classified, with respect to the time for which they severally hold office, into three classes.

         Delaware law permits provisions in the Certificate of Incorporation and By-Laws approved by stockholders that provide for a classified board of directors. The classified Board of Directors will serve staggered one, two and three-year terms with one class holding office initially for a term expiring at the 1998 annual meeting of stockholders, another class holding office initially for a term expiring at the 1999 annual meeting and another class holding office initially for a term expiring at the 2000 annual meeting, with the members of each class holding office until their successors have been duly elected and qualified. At each annual meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.

         The Board believes that this will allow the Nominating Committee and the Board to focus more effectively on Board composition and continuity. However, the classification of the Board will have the effect of making it more difficult to change the composition of the entire Board. At least two annual stockholders' meetings, instead of one, will generally be required for stockholders to effect a change in control of the Board. Although the Company has not encountered any lack of continuity or stability, the Board believes that requiring a longer period of time to elect a majority of directors will help to assure continuity and stability of the Company's affairs and policies in the future since a majority of directors at any given time will have prior experience as directors of the Company. It should also be noted that the classification provision will apply to every election of directors, whether or not a change in the Board would be desirable in the opinion of some or a majority of the stockholders.

         The full text of the proposed Amended and Restated Certificate of Incorporation and By-Laws is attached as Exhibits A and B to this Proxy Statement. Stockholders should read Exhibits A and B carefully before voting on this Proposal. THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THIS
PROPOSAL.

                                   Proposal 2

                              ELECTION OF DIRECTORS

Note that the classification of the Board of Directors has been approved by the Board of Directors and will be voted upon by the stockholders at the Annual Meeting. The classification of the Board of Directors is wholly contingent upon approval by the stockholders.

         If Proposal 1 is approved by the shareholders, it is the intention of the persons named in this Proxy Statement to divide the nominees identified below into three classes and elect them to serve as directors of the Company for the terms set forth below and until their successors are elected and qualified. Nominations are made in order to provide that Directors are divided into three classes, as nearly equal in number as possible. The Board unanimously recommends that stockholders vote FOR this Proposal.

         Class I Directors - Term Expiring 1998
         Parks H. Dalton
         Claude S. Abernethy, Jr.
         Peter R. Kellogg

         Class II Directors - Term Expiring 1999
         Dudley G. Pearson
         Edward C. Ruff
         Grady G. Thomas, Jr.

         Class III Directors - Term Expiring 2000
         John B. Ellis
         J. Alex McMillan, III
         James H. Morgan

         If the proposal to amend the Company's Certificate of Incorporation and By-Laws to provide for a classified Board of Directors is not approved, it is the intention of the persons named in this Proxy Statement to vote for the election of the nominees identified below to serve for a term of one year and until their successors are elected and qualified.

         Should any nominee be unable to serve (which is not anticipated), the Proxy will be voted for the election of such other person as shall be designated by the Board of Directors. Information with respect to each current director and nominee, including biographical data for at least the last five years, is set forth below:

Claude S. Abernethy, Jr.
         Mr. Abernethy, age 69, was elected a director of the Company in June, 1985. He was a director of Interstate/Johnson Lane Corporation, the Company's wholly owned subsidiary, ("IJL Corporation") from 1953 to 1987 and a Senior Vice President from 1963 to the present date. He has been affiliated with IJL Corporation since 1951. Mr. Abernethy is also a director of Air Transportation Holding Company, an air freight company, and Ridgeview, Inc., a manufacturer of sports socks and hosiery.

Parks H. Dalton
         Mr. Dalton, age 67, served as Chairman of the Company from 1985 until his retirement in 1988, and as Chief Executive Officer from 1985 to 1986. He was re-elected as a director of the Company in July, 1990 and as Chairman and Chief Executive Officer of the Company in September, 1990. He served as Chief Executive Officer from September, 1990, until October, 1994, and still serves as

Chairman. He also was a director of IJL Corporation from 1985 until his retirement in 1988, and served as Chief Executive Officer of IJL Corporation from 1968 to 1988, President from 1968 to 1983, and Chairman from 1983 to 1988. In November, 1990, he was re-elected Chairman and Chief Executive Officer of IJL Corporation until October 1994 when he was elected Chairman, the position in which he currently serves. Mr. Dalton is also a director of ISC Realty Corporation, which is managing general partner of The Carolinas Real Estate Fund, Marketplace Income Properties, Atlantic Income Properties Limited Partnership, Interstate Land Investors I Limited Partnership, and Interstate Land Investors II Limited Partnership; all publicly held real estate investment partnerships.

John B. Ellis
         Mr. Ellis, age 72, was elected a director of the Company in April, 1992. He retired in 1986 as Senior Vice President-Finance and Treasurer from Genuine Parts Company, a national distributor of automotive replacement parts, and is presently director emeritus of that firm. Mr. Ellis is also a director of Hughes Supply Inc., Integrity Music, Inc., Intermet Corp., Oxford Industries, Inc. and UAP, Inc.

Peter R. Kellogg
         Mr. Kellogg, age 54, was elected a director of the Company in October, 1989. Mr. Kellogg is Senior Managing Director and Chief Executive Officer of the investment firm of Spear, Leeds & Kellogg ("SLK"), having joined them in 1967. Mr. Kellogg is also the Chairman of IAT Reinsurance Syndicate Ltd. The Troster Singer Division of SLK provides execution services to the Company on certain transactions in over-the-counter securities. Mr. Kellogg is also a director of The Ziegler Companies, Inc., an investment firm.

J. Alex McMillan, III
         Mr. McMillan, age 64, was elected a director of the Company in July, 1996. Mr. McMillan retired from the U.S. House of Representatives in 1994 after a decade of public service. He is currently President of the McMillan Group, a merchant banking and public affairs consulting firm specializing in health care, energy, telecommunications, environment and financial services.

James H. Morgan
         Mr. Morgan, age 49, was elected President and Chief Operating Officer of both the Company and IJL Corporation in September, 1990, and as a director of both in October, 1990. He served as Chief Operating Officer from September, 1990 until October, 1994, when he was elected President and Chief Executive Officer, positions in which he currently serves. From July 1989 to September 1990, Mr. Morgan was President of Morgan Investments, Inc., a privately owned and operated investment advisory business. Mr. Morgan served as Vice President of the Company from 1987 to 1989, and was a director and Senior Vice President of IJL Corporation in various research, equity marketing and investment policy roles from 1986 to 1989.

Dudley G. Pearson
         Mr. Pearson, age 53, was elected a director of the Company in January, 1991. Mr. Pearson is Senior Vice President and Regional Manager, having joined IJL Corporation in January, 1987. Mr. Pearson served as Branch Manager of the Atlanta Monarch office from October, 1988, through April, 1995.

Edward C. Ruff
         Mr. Ruff, age 57, was elected a director of the Company in 1988 and has served as its Chief Financial Officer since 1985. He has been a director, Senior Vice President and Chief Financial Officer of IJL Corporation since he joined that firm in 1976, and in April 1996 was elected a Senior Managing Director/Chief Financial Officer. Mr. Ruff is also a director of ISC Realty Corporation, which is the managing general partner of Marketplace Income Properties, Atlantic Income Properties Limited Partnership, Interstate Land Investors I Limited Partnership and Interstate Land Investors II Limited Partnership, all publicly held real estate investment partnerships.

Grady G. Thomas, Jr.
         Mr. Thomas, age 53, was elected a director of the Company in November, 1988. He joined IJL Corporation in 1977, was elected Senior Vice President in 1978 and served as a director from 1987 to 1991. Mr. Thomas directs the activities of The Interstate Group, a division of IJL Corporation, which provides institutional trading and independent research products and services to money managers and plan sponsors.


                                   Proposal 3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Coopers & Lybrand L.L.P. as independent certified public accountants to examine the Company's financial statements for the fiscal year ending September 30, 1997. A representative of such firm is expected to attend the meeting, to respond to appropriate questions from shareholders present at the meeting and, if such representative desires, to make a statement. THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL.


                                   Proposal 4

                AMENDMENT OF THE COMPANY'S 1987 STOCK AWARD PLAN


The Amendment of the Company's 1987 Stock Award Plan has been approved by the Board of Directors and will be voted upon by the stockholders at the Annual Meeting.

         The Board of Directors of the Company, subject to shareholder approval, has approved certain amendments to the Interstate/Johnson Lane, Inc. Restated Stock Award Plan, as adopted on October 19, 1987, and thereafter amended and restated (the "Restated Plan"), to, among other things, increase the number of shares of Common Stock that may be issued under the Restated Plan by an additional 1,000,000, from 1,800,000 to 2,800,000 (the "Amendment").

         The purpose of the Restated Plan generally is to secure for the Company and its shareholders the benefits of the incentive inherent in Common Stock ownership by the employees of the Company and Outside Directors who are largely responsible for the Company's future growth and financial success, and to afford such persons the opportunity to obtain or increase a proprietary interest in the Company on a favorable basis and, thereby, have an opportunity to share in its success. A copy of the Restated Plan is attached to this proxy statement as Exhibit C, and the following description is qualified in its entirety by reference thereto.

         The Restated Plan will be administered, with respect to grants and awards to employees hereunder, by a committee of the Board of Directors (the "Compensation & Stock Plans Committee"). The Compensation & Stock Plans Committee will consist of not less than two persons who shall be members of the Board and who shall be "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Act").

         The Compensation & Stock Plans Committee shall select from among the approximately 1,300 officers and employees of the Company those persons to whom awards shall be made. In making its selections, the Compensation & Stock Plans Committee shall take into account the nature of services rendered by such persons, commissions or other compensation earned, the capacity of such persons to contribute to the success of the Company and other factors in the discretion of the Compensation & Stock Plans Committee. The maximum number of shares of Common Stock that may be issued under the Restated Plan and the number of shares reserved for issuance thereunder is 2,800,000 (subject to adjustment in certain events, including changes in capitalization). The shares may be authorized and unissued shares or treasury shares.

         Four types of benefits may be granted under the plan: nonstatutory stock options ("SAP Options"), stock appreciation rights ("SARs"), restricted shares ("Restricted Shares") and unrestricted shares ("Unrestricted Shares"). The Compensation & Stock Plans Committee, subject to the provisions of the Restated Plan, determines which employees will receive SAP Options, SARs, Restricted Shares and Unrestricted Shares and the terms and conditions of such awards.

Nonstatutory Stock Options

         A nonstatutory stock option granted under the Restated Plan entitles the participant to purchase shares of Common Stock at an exercise price determined by the Compensation & Stock Plans Committee. As of November 29, 1996, the closing price for the Company's Common Stock on the New York Stock Exchange was $13.125 per share.

         Each SAP Option will be evidenced by an SAP Option agreement containing such terms and conditions consistent with the Restated Plan as are approved by the Compensation & Stock Plans Committee. SAP Option agreements may provide for the exercise of SAP Options in whole or in part from time to time during the term of the SAP Option or in such installments and at such times as the Compensation & Stock Plans Committee may determine. The SAP Options are not designed or intended to be "incentive stock options" under Section 422 of the Code. The maximum term of each SAP Option will not exceed ten years and one month from the date of grant.

         An SAP Option shall terminate and may not be exercised if the participant to whom it is granted ceases to be employed by the Company or its subsidiary, except that the SAP Option agreement may, at the discretion of the Compensation & Stock Plans Committee, provide for exercisability for up to one year following termination in certain cases, such as disability or death. Each SAP Option agreement may also provide for acceleration of exercisability in the event of retirement, death or disability or in the event of an extraordinary corporate event, such as a change in control of the Company or the commencement of a tender offer to acquire all or part of the Company's outstanding Common Stock.

         Any SAP Options granted under the Restated Plan are nontransferable and nonassignable by the optionee other than by will or the laws of descent and distribution and are exercisable during his/her lifetime only by him/her. No SAP Option may be exercised after the expiration of its term. The SAP Option exercise price is payable in full upon exercise of an SAP Option and, subject to the terms of the SAP Option agreement, may be paid in cash or by tendering shares of the Company's Common Stock already owned by the optionee. Any proceeds received by the Company from the sale of Common Stock on the exercise of SAP Options shall be used for general corporate purposes.

         The number of shares of Common Stock covered by each outstanding SAP Option, the number of shares of Common Stock to which each SAR relates, and the per share exercise price under each outstanding SAP Option shall be adjusted upon the occurrence of certain events involving a recapitalization or reorganization of the Company.

Stock Appreciation Rights

         The Compensation & Stock Plans Committee may grant SARs to any participant granted SAP Options under the Restated Plan. Each SAR will be evidenced by an SAR agreement containing such terms and conditions consistent with the Restated Plan as are approved by the Compensation & Stock Plans Committee. The Compensation & Stock Plans Committee will grant SARs based on consideration of the circumstances of the participant and generally will grant
SARs only in those instances where failure to do so might, in the sole discretion of the Compensation & Stock Plans Committee, make exercise of an SAP Option significantly burdensome to the participant. An SAR may be satisfied in cash or in shares of Common Stock as determined by the Compensation & Stock Plans Committee. The SAR agreement may limit the maximum amount of appreciation taken into account under an SAR. An SAR may be exercised only to the extent that a related SAP Option is exercisable. The exercise of an SAR shall result in the termination of the related SAP Option with respect to the number of shares covered by the exercise. If an SAR is exercised, the number of shares that may be issued under the Restated Plan will be reduced by the number of shares covered by the related SAP Option or portion thereof that is terminated by the exercise of the SAR.

         The SAR agreement shall also provide, among other things, that no SAR shall be exercisable during the first six months after the date of grant and that no SAR may be exercised on a date on which the fair market value of the Common Stock is less than or equal to the exercise price per share of the related SAP Option.

Restricted Shares

         The Compensation & Stock Plans Committee may also award Restricted Shares of Common Stock to any employee participant in the Restated Plan. Each employee awarded Restricted Shares must enter into a restricted stock agreement containing such terms and conditions as are permitted by the Restated Plan and as may be approved by the Compensation & Stock Plans Committee. Such conditions may include the deferral of a percentage of the employee's annual cash compensation, not including dividends payable on Restricted Shares, if any, to be applied toward the purchase of Restricted Shares upon such terms and conditions, including discounts, as may be set forth in the restricted stock agreement. Restricted Shares received by a participant may not be transferred or encumbered during a restriction period beginning on the date of the award and ending on such later date as may be designated by the Compensation & Stock Plans Committee at the time of the award.

         Each employee who is awarded Restricted Shares may, but need not, be issued a stock certificate for the Restricted Shares upon expiration of the restriction period. In no event will the restriction period end prior to the payment by the employee to the Company of the amount of any federal, state or local income or employment tax withholding that may be required with respect to the Restricted Shares. During the restriction period, the participant will otherwise have all the rights and privileges of a shareholder, including the right to receive dividends and the right to vote the Restricted Shares.

         Upon termination of a participant's employment with the Company or its subsidiary before the end of the applicable restriction period, all of the Restricted Shares will be forfeited and all of the participant's rights to the Restricted Shares will terminate except that the restricted stock agreement may, at the discretion of the Compensation & Stock Plans Committee, provide that the participant's Restricted Shares will not be forfeited in whole or in part: (i) if such participant's employment is terminated for any reason other than conduct that involves dishonesty or action detrimental to the Company; (ii) if the participant's employment is terminated by reason of total and permanent disability; or (iii) if the participant dies while employed by the Company. Upon the forfeiture (in whole or in part) of Restricted Shares, provided that the forfeiting employee shall have received no dividends or other benefits of ownership from the forfeited shares, the shares of Common Stock forfeited shall be available again for grant under the plan. For purposes of the preceding sentence, voting rights shall not be deemed a benefit of ownership.

         If any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, any shares received by a participant with respect to Restricted Shares shall be subject to the same restrictions applicable to such Restricted Shares and the certificates representing such shares shall be deposited with the Company until the end of the restriction period.

Restricted Shares in Lieu of Directors' Annual Retainer

         Directors of the Company who are not employees ("Outside Directors") shall receive Restricted Shares under the Restated Plan in lieu of the annual cash retainer that would otherwise be payable to such Outside Directors in consideration of the services rendered in his capacity as a member of the Board of Directors of the Company. On the date on which such annual retainer would have been payable, the Outside Director shall receive Restricted Shares equal in number to the amount of such annual retainer divided by the closing price of the Common Stock on such date. Such Restricted Shares shall not be sold, transferred, pledged, assigned or in any manner disposed of for or during the six month period following the date such Restricted Shares are awarded and any director who is awarded Restricted Shares shall not be entitled to delivery of stock certificates representing such Restricted Shares until the expiration of such restriction period. Such Restricted Shares shall also be subject to the terms and conditions generally applicable to Restricted Shares as outlined above, except that there shall be no forfeiture of shares in the event of termination of an Outside Director's service as a member of the Board. Currently there are three Outside Directors eligible to receive Restricted Shares.

Unrestricted Shares

         The Compensation & Stock Plans Committee may also award Unrestricted Shares of Common Stock to any employee participant in the Restated Plan. Each employee awarded Unrestricted Shares must enter into an unrestricted stock agreement containing such terms and conditions as are permitted by the Restated Plan and as may be approved by the Compensation & Stock Plans Committee. Such conditions may include the deferral of a percentage of the employee's annual cash compensation not including dividends payable on Unrestricted Shares, if any, to be applied toward the purchase of Unrestricted Shares upon such terms and conditions, including discounts, as may be set forth in the restricted stock agreement.

Amendment; Termination

         The Board of Directors of the Company may amend the Restated Plan at any time, except that the Board may not, to the extent necessary to comply with the rules and regulations of any stock exchange upon which the common Stock is listed, increase the maximum number of shares which may be issued under the Restated Plan, and the Board may not amend more than once every six months (other than to comply with changes in certain regulations) any of the provisions of the Restated Plan relating to the automatic grant of Restricted Shares to Outside Directors in lieu of their annual retainer. In addition, the Board may not alter or impair any benefit previously granted under the Restated Plan without the consent of the person to whom the benefit was granted.

         The Board of Directors may terminate or suspend the Restated Plan at any time.

         As of September 30, 1996, 158,592 SAP Options and 883,812 Restricted Shares had been granted over the life of the Restated Plan, of which 0 and 225,316, respectively, are currently outstanding. Without regard to the Amendment, but taking into account prior exercises, deliveries and other dispositions, 1,914,755 shares are available for future awards. No SARs have been granted under the Restated Plan. Set forth below, except as otherwise indicated, is information with respect to Restricted Shares granted during the fiscal year ending September 30, 1996, to the executive officers named in the Summary Compensation Table and other specified groups under the Restated Plan. No SARs have been granted.

                                New Plan Benefits
             Interstate/Johnson Lane, Inc. Restated Stock Award Plan
         Name and Position                                        Dollar Value ($)              No. of Units

         James H. Morgan                                                   --*                       --*
                  President & Chief Executive Officer

         Edward C. Ruff                                                    --*                       --*
                  Sr. Managing Director/Chief Financial Officer-IJL Corporation

         Edwin A. Dalrymple, Jr.                                           --*                       --*
                  Sr. Managing Director-IJL Corporation

         Harvey D. Harrelson                                               --*                       --*
                  Sr. Managing Director-IJL Corporation

         Lewis F. Semones, Jr.                                             --*                       --*
                  Sr. Managing Director-IJL Corporation

         All current executive officers as a group                         --*                       --*
         All current non-officer directors as a group                      --*                       --*
         All current non-executive officer employees
                  as a group                                               --*                       --*

*The proposed increase in the number of shares available for issuance under the Plan has no effect on the number of shares or other benefits allocated or granted to any officer, executive officer, or director during the past or current fiscal year. Therefore, the amounts or benefits to these individuals or to these groups cannot be determined.

Federal Income Tax Consequences

         SAP Options. No federal taxable income will be recognized by the employee upon the grant of an SAP Option. The employee will, however, recognize ordinary income in the year in which the SAP Option is exercised in the amount by which the fair market value of the purchased shares on the date of exercise exceeds the SAP Option exercise price. Employees who are officers, directors or otherwise deemed to be affiliates of the Company and are thereby subject to liability under the insider trading rules of Section 16(b) of the Act ("16(b) Optionees"), are not deemed to realize the ordinary income attributable to exercise until the occurrence of both an exercise and the expiration of six months after the date of grant of the SAP Option (the "Realization Date"). The amount of ordinary income to be recognized by 16(b) Optionees will equal the excess of the fair market value at the Realization Date of the Company's shares so purchased over the SAP Option exercise price, unless the 16(b) Optionee files a written election with the IRS and the Company pursuant to Section 83(b) of the Code within thirty days after exercise to have the ordinary income attributable to exercise realized as of the exercise date.

         The greater of the fair market value of the shares on the date of exercise (or, in the case of 16(b) Optionees who do not make an 83(b) election, on the Realization Date) and the SAP Option exercise price will constitute the tax basis thereof for computing gain or loss on any subsequent sale. The Company will be entitled to a business expense deduction for the Company's taxable year during which the SAP Option is exercised equal to the amount of ordinary income recognized by the participant. In the case of 16(b) Optionees, the Company's deduction will be for the Company's taxable year that includes the last day of the employee's taxable year in which the employee recognizes income as a result of the exercise of the SAP Option. The income recognized by the optionee will be treated as compensation income and will be subject to federal and state income and employment tax withholding by the Company. Treasury regulations condition the Company's deduction on the Company's fulfilling the applicable Form W-2 or 1099 reporting requirements with respect to the compensation payment (in Common Stock) made to the employee. The optionee must recognize ordinary income at the time of exercise (or, in the case of 16(b) Optionees who do not make an 83(b) election, on the Realization Date), even if the optionee continues to hold the shares until a later date. Additional gain or loss shall be recognized by the optionee upon the subsequent disposition of the shares.

         If the SAP Option price under any SAP Option is paid in the form of shares of Common Stock previously acquired either upon the exercise of SAP Options or through open-market purchases, then the optionee will not recognize any taxable income to the extent that the shares of Common Stock received upon the exercise of the SAP Option equal the number of shares of Common Stock delivered in payment of the SAP Option price. For federal income tax purposes, these newly-acquired shares will have the same basis and holding period as the delivered shares. Any additional shares of Common Stock received upon the exercise of the SAP Option will, in general, have to be reported as ordinary income for the year of exercise in an amount equal to the fair market value of such shares at the date of exercise. These additional shares will have a tax basis equal to such fair market value, and their holding period will, in general, be measured from their date of transfer to the optionee.

         Stock Appreciation Rights. An employee will not recognize income for federal income tax purposes at the time of the grant to him of a stock appreciation right. Upon exercise of a stock appreciation right, an amount equal to the cash received by the employee is taxable to the employee as ordinary income in the year of receipt. If an employee receives property other than cash upon the exercise of a stock appreciation right, an amount equal to the value of the property is taxable to him at the time that the property is not subject to a substantial risk of forfeiture, or is transferable. The Company is entitled to a deduction for federal income tax purposes in the amount of the income is that includible in the gross income of the employee. In most cases, the Company's deduction will be for its taxable year that includes the date the participant recognizes income. The Company shall withhold federal, state, and local income and employment taxes from amounts paid upon the exercise of a stock appreciation right. Treasury regulations condition the Company's deduction on the Company's fulfilling the applicable reporting requirements with respect to the recognition of income by the employee.

         Restricted Shares. An employee generally will recognize no income for federal income tax purposes at the time the employee receives Restricted Shares and will not recognize income during the restriction period except to the extent the employee receives dividends with respect to the Restricted Shares. An amount equal to the fair market value of Restricted Shares, at the time the restrictions lapse, (i.e. when the Restricted Shares are either transferable or no longer subject to a substantial risk of forfeiture), less any amounts the employee has paid for the Restricted Shares other than through compensation deferrals, generally is includible in gross income of the employee for federal and state income and employment tax purposes for the year in which the restrictions lapse. Gain or loss will be realized by the employee upon disposition of Restricted Shares after the restrictions lapse. The employee's holding period for the Restricted Shares will begin at the time just after the restrictions lapse, or just after the stock is transferred to the employee, whichever event results in inclusion of income. The employee's basis in the Restricted Shares is equal to the sum of the amount includible in the gross income of the employee and the amount paid by the employee for such Restricted Shares other than through compensation deferrals.

         If the employee makes a special election under Section 83(b) of the Code, the receipt of Restricted Shares will result in taxable income to the employee upon the employee's receipt of the Restricted Shares. Specifically, an employee may elect within thirty days after receipt of Restricted Shares, by filing a statement with the IRS and the Company, to include in gross income the fair market value of the Restricted Shares on the date of the receipt. The fair market value for this purpose is determined without regard to the restrictions that will lapse after the end of any restriction period. If such an election is made and the employee subsequently forfeits the Restricted Shares, no loss will be recognized by the employee on account of the forfeiture of the Restricted Shares.

         The Company is entitled to a deduction in an amount equal to the income included in the gross income of the employee. The deduction is allowed for the taxable year of the Company that includes the last day of the employee's taxable year in which the employee recognizes income. The deduction is conditioned upon the Company's fulfilling its reporting responsibilities.

         Dividends received by the employee on the Restricted Shares prior to the lapse of the restrictions are taxed to the employee as compensation and are deductible by the Company. If, however, by virtue of the special Section 83(b) election the value of the Restricted Shares is includible in the gross income of the employee before the restrictions lapse, dividends on such shares after the taxable event will be dividend income to the employee and will not be deductible by the Company. If an employee forfeits previously taxed Restricted Shares, the Company is required to include in income any deductions that it claimed with respect to the forfeited Restricted Shares.

         An Outside Director who receives Restricted Shares in lieu of the annual retainer generally will have income tax consequences comparable to those discussed above with respect to employees, except that withholding does not apply to such income. The Company's tax treatment also is comparable to that discussed above with respect to employees, except that withholding does not apply to such income.

         Unrestricted Shares - Federal Income Tax Consequences. An employee will recognize ordinary income for federal income tax purposes upon the receipt of Unrestricted Shares to the extent that the fair market value of the Unrestricted Shares on the date it is received exceeds the amount paid for such Unrestricted Shares by the employee. Employees who are officers, directors or otherwise deemed to be affiliates of the Company and are thereby subject to liability under the insider trading rules of Section 16(b) of the Exchange Act ("16(b) Employees"), are not deemed to realize the ordinary income attributable to the receipt of Unrestricted Shares until the expiration of six months after such receipt. The amount of ordinary income to be recognized by 16(b) Employees will equal the excess of the fair market value at the end of the six-month period of the shares of Unrestricted Shares so purchased over the amount paid for such Shares, unless the 16(b) Employee files a written election with the IRS and the Company pursuant to Section 83(b) of the Code within thirty days after receipt of the Unrestricted Shares to have the ordinary income attributable to the receipt of Unrestricted Shares realized as of the date such Unrestricted Shares is received. Regardless of whether or not the employee is a 16(b) employee, additional gain or loss shall be recognized by the employee upon the subsequent disposition of the Unrestricted Shares. The employee's holding period for the Unrestricted Shares for purposes of gain or loss will begin immediately after the expiration of the six-month period, or immediately after the shares are transferred to the employee, whichever event results in inclusion of income. The Employee's basis in the Unrestricted Shares is equal to the sum of the amount includible in the gross income of the employee and the amount paid by the employee for such Unrestricted Shares.

         Income and payroll taxes are required to be withheld on the amount of taxable compensation resulting from Unrestricted Shares. The Company is entitled to a deduction in an amount equal to the income included in the gross income of the employee. The deduction is allowed for the taxable year of the Company that includes the last day of the employee's taxable year in which the employee recognizes income. The deduction is conditioned upon the Company's fulfillment of applicable reporting requirements.

         Dividends received by a 16(b) Employee with respect to the Unrestricted Shares prior to the end of the six-month period following receipt of the Unrestricted Shares are taxed to the 16(b) Employee as compensation and are deductible by the Company. In the case of a 16(b) Employee who has made the special Section 83(b) election discussed above, or an employee that is not a 16(b) Employee, dividends received with respect to Unrestricted Shares will be dividend income to the employee and will not be deductible by the Company.

Miscellaneous

         Except as stated above, the Restated Plan does not provide for any maximum number of shares which may be granted or optioned to any one participant. In view of the discretionary authority vested in the Compensation & Stock Plans Committee and the fact that there is no termination date for the plan, it is impossible to estimate the number of shares that will be granted or optioned to any individual or group of individuals over the life of the Restated Plan.

Approval by Shareholders

         Approval of the Amendment to the Restated Plan by the shareholders requires the affirmative vote of a majority of the outstanding shares entitled to vote. The Board of Directors believes that the Amendment will enhance the overall performance of the Company's employees and directors. THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL.


                                  OTHER MATTERS

         The Board of Directors of the Company knows of no matters which will be presented for consideration at the meeting other than those set forth in this Proxy Statement. However, if any other matters are properly presented for action, it is the intention of the persons named in the Proxy to vote on them in accordance with their best judgment.

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of November 29, 1996, the number and percentage of outstanding shares beneficially owned by each person known by the Company to own more than 5% of the Company's Common Stock, by each director, nominee for director and named executive officer of the Company, and by directors and executive officers of the Company as a group. Unless otherwise indicated, each shareholder named has sole voting and dispositive power with respect to such shareholder's shares.


                                                                    Number of Shares        Percent
                           Name                                     Beneficially Owned(1)   of Class
        Claude S. Abernethy, Jr.                                   286,070         (2)      4.75%
        Edwin A. Dalrymple, Jr.                                    25,526          (3)      *
        Parks H. Dalton                                            82,371          (4)      1.36%
        John B. Ellis                                              4,692           (5)      *
        Harvey D. Harrelson                                        21,988          (6)      *
        Peter R. Kellogg                                           1,052,741       (7)      17.49%
        J. Alex McMillan, III                                      741             (8)      *
        James H. Morgan                                            66,813          (9)      *
        NationsBank of North Carolina, Trustee of
           Interstate/ Johnson Lane Corporation Employee
           Stock Ownership and PAYSOP Plan and Trust               404,272         (10)     6.71%
        Dudley G. Pearson                                          11,513          (11)     *
        Edward C. Ruff                                             117,020         (12)     1.94%
        Lewis F. Semones, Jr.                                      23,909          (13)     *
        Grady G. Thomas, Jr.                                       100,434         (14)     1.66%
        All directors and executive officers
          as a group (14 persons)                                  2,198,090       (15)     36.53%
                       *Less than 1%


(1) Does not include shares that might be deemed to be beneficially owned by a director, nominee or executive officer serving on a committee which may direct the investment of Common Stock in the Company's Profit Sharing and Capital Accumulation Plan and Trust ("PSP/CAP") or Employee Stock Ownership and PAYSOP Plan and Trust ("ESOP/ PAYSOP").

(2) Mr. Abernethy's shares include 21,400 shares owned by his wife; 32,800 shares owned by his children; 4,329 shares of restricted stock; 43,268 shares issuable upon conversion of the Company's 7 3/4% Convertible Subordinated Debentures due March 31, 2011 (the "Debentures"), which consist of 22,592 shares owned by his wife and children; and 20,676 shares held by a trust of which Mr. Abernethy is the Trustee; and 13,474 shares held in the ESOP/PAYSOP and PSP/CAP plans.

(3) Mr. Dalrymple's shares include 1,328 shares of restricted stock; 356 shares held in the Dividend Reinvestment Plan ("DRIP"); and 1,630 shares held in the ESOP/PAYSOP and PSP/CAP plans.

(4) Mr. Dalton's shares include 7,371 shares held in the ESOP/PAYSOP and PSP/CAP plans.

(5) Mr. Ellis' shares include 741 shares of restricted stock obtained from the Company in lieu of his annual director retainer fee.

(6) Mr. Harrelson's shares include 3,000 shares issuable under currently exercisable stock options and 2,117 shares held in the ESOP/PAYSOP and PSP/CAP plans.

(7) Mr. Kellogg's shares include 100,000 shares held by his wife; 100,000 shares held by a Trust, of which he is a trustee; 499,500 shares held by IAT Reinsurance Syndicate, Ltd., a Bermuda corporation, of which he is the sole holder of the voting stock; and 741 shares of restricted stock obtained from the Company in lieu of the annual director retainer fee.

(8) Mr. McMillan's shares include 741 shares of restricted stock obtained from the Company in lieu of his annual director retainer fee.

(9) Mr. Morgan's shares include 86 shares owned by his wife; 274 shares owned by his children; 747 shares of restricted stock; and 218 shares held in the ESOP/PAYSOP and PSP/CAP plans.

(10) This shareholder has dispositive power with respect to these shares, and voting power only as to shares not allocated to participants' accounts. The address of this holder is: One NationsBank Plaza, Charlotte, North Carolina 28255-0001.

(11) Mr. Pearson's shares include 1,491 shares of restricted stock; 120 shares held in the DRIP plan; and 160 shares held in the ESOP/PAYSOP and PSP/CAP plans.

(12)  Mr.  Ruff's  shares  include  12,500  shares   issuable  under   currently
exercisable stock options; 112 shares issuable upon conversion of the Company's Debentures; and 6,257 shares held in the ESOP/PAYSOP and PSP/CAP plans.

(13) Mr. Semones' shares include 2,210 shares of restricted stock; 789 shares issuable upon conversion of the Company's Debentures; 98 shares held in the DRIP plan; and 213 shares held in the ESOP/PAYSOP and PSP/CAP plans.

(14)  Mr.  Thomas'  shares  include  9,000  shares   issuable  under   currently
exercisable stock options; and 3,987 shares held in the ESOP/PAYSOP and PSP/CAP plans.

(15) Shares of all directors, nominees for director and executive officers as a group include 42,500 shares issuable under currently exercisable stock options; 16,663 shares of restricted stock; 50,169 shares issuable upon conversion of the Company's Debentures; 662 shares held in the DRIP plan; and 31,024 shares held in the ESOP/PAYSOP and PSP/CAP plans.

                             Meetings and Committees

Board of Directors

     During the fiscal year ended September 30, 1996, there were four meetings of the Company's Board of Directors.

Audit Committee

     Messrs. Hamner, Kellogg and Pechter served as the members of the Audit Committee during the fiscal year ended September 30, 1996. The current members of the Audit Committee are Mr. Kellogg and Mr. McMillan. The principal functions of this Committee are to review the Company's internal controls and confer with the Company's independent public accountants concerning the scope and results of their audit and any recommendations they may have, and to consider such other matters relating to auditing and accounting as the Committee may deem appropriate. During the fiscal year ended September 30, 1996, the Audit Committee held three meetings.

Compensation & Stock Plans Committee

     Messrs. Ellis, Kellogg and Pechter served as the members of the Compensation & Stock Plans Committee during the fiscal year ended September 30, 1996. The current members of the Compensation & Stock Plans Committee are Mr. Ellis, Mr. McMillan and Mr. Kellogg. The principal function of this Committee is to review and approve the compensation of the executive officers of the Company, to determine who will receive options and/or stock appreciation rights under the Company's 1985 Non-Qualified Stock Option Plan, and to determine who will receive options, restricted stock, unrestricted stock, and/or stock appreciation rights under the Company's 1987 Stock Award Plan. During the fiscal year ended September 30, 1996, the Compensation & Stock Plans Committee held four meetings.

Nominating Committee

     Messrs. Dalton, Kellogg and Ellis served as the members of the Nominating Committee during the fiscal year ended September 30, 1996, and are continuing in that capacity. The principal function of this Committee is to seek out and nominate qualified candidates for the Board of Directors of the Company. During the fiscal year ended September 30, 1996, the Nominating Committee held four meetings.

                             Executive Compensation

     The following table sets forth information concerning the compensation during the last three fiscal years of the Company's Chief Executive Officer and each of its four other most highly compensated executive officers (the "named executive officers") during the 1996 fiscal year:

   Summary Compensation Table (6)



                                                        Annual Compensation
                                 Yr.End
Executive Officer                9/30     Salary                    Bonus                  Other Annual  All Other
                                                                                           Compensation  Compensation
                                                        Cash        Stock       Total      (4)           (5)
                                                                   (2) (3)
James H. Morgan                  1996     225,000      675,000     0           675,000     3,053         3,020
   President and                 1995     200,000      248,750     26,258      275,008     0             3,018
   Chief Executive Officer       1994     200,000      297,500     52,500      350,000     0             3,528

Edward C. Ruff                   1996     160,000      400,000     0           400,000     0             3,020
   Chief Financial Officer       1995     150,000      140,000     10,003      150,003     0             3,018
                                 1994     150,000      157,500     17,505      175,005     0             3,528

Edwin A. Dalrymple, Jr.          1996     150,000      525,000     0           525,000     5,428         3,020
   Sr. Managing Director -       1995     140,000      167,000     13,005      180,005     0             3,018
   IJL Corporation               1994     135,000      180,000     20,003      200,003     0             3,528

Harvey D. Harrelson              1996     130,000      230,000     0           230,000     0             3,020
   Sr. Managing Director -       1995     120,000      76,000      4,009       80,009      0             3,018
   IJL Corporation               1994     120,000      72,000      8,003       80,003      0             3,518

Lewis F. Semones, Jr. (1)        1996     125,000      300,000     0           300,000     4,528         3,020
   Sr. Managing Director -       1995     110,000      105,000     24,257      129,257     2,642         3,018
   IJL Corporation               1994     --           --          --          --          --            --


(1)  Mr. Semones became an executive officer on October 26, 1994.

(2) In fiscal 1995 and 1994, the named executive officers (who served as executive officers in those years) were awarded 7,902 shares and 13,068 shares, respectively, of Company stock restricted for one year and bearing the rights to dividends, if any.

(3) Aggregate restricted shareholdings and their respective values at September 30, 1996, for each of the named executive officers were as follows: Mr. Morgan, 747 shares, $9,151; Mr. Dalrymple, 1,328 shares, $16,268; and Mr. Semones, 2,210 shares, $27,073.

(4) Amounts reported herein reflect the price discount on stock deemed purchased as of September 30 of that year by the named executive officers under the Company's Employee Deferred Stock Purchase Program, which shares were issued subsequent to the close of the respective fiscal year.

(5) Amounts reported herein reflect allocations of contributions by the Company to the defined contribution plans enumerated on page 17 of this proxy statement.

(6)  There were no awards or payoffs of long-term compensation as defined in
     Item 402(b)(2)(iv) of Regulation S-K under the Securities Exchange Act of 1934.


Stock Options

Option/SAR Grants in The Last Fiscal Year

         No options or stock appreciation rights were granted to any of the named executive officers during the fiscal year ended September 30, 1996.


Aggregate Option/SAR Exercises During Fiscal Year 1996 and September 30, 1996 Options/SAR Values



                                                           Number of Unexercised         *Value of Unexercised
                            Option                         Options/SARs at               In-The-Money Options/
                            Exercises                            Fiscal Year-End         SARs at Fiscal Year-End
                            Shares         Value
                            Acquired     Realized        Exercisable    Unexercisable  Exercisable     Unexercisable
Executive Officer             (#)            ($)              (#)            (#)            ($)             ($)

Edward C. Ruff              0              0               12,500         0              $62,375         0
Harvey D. Harrelson         0              0                 3,000        0                18,750        0

                  *Based on the  difference  between the  exercise  price of the options and the closing price of the Company's common stock on The New York Stock Exchange at September 30, 1996.

Long-Term Incentive Plans - Awards in Last Fiscal Year

     No long-term incentive awards were granted to any of the named executive officers with respect to the fiscal year ended September 30, 1996. However, during the year the Board of Directors approved an equity-based Long-Term Incentive Program (LTIP) for executive officers and other senior executives. The LTIP provides for future awards of company stock ranging from 100,000 to 650,000 shares, depending on the level of aggregate earnings per share (before charges for the LTIP) attained during the three-year period commencing October 1, 1995, and ending September 30, 1998. No awards are payable for less than $3.51 aggregate earnings per share (as defined) during that period. Should the Company replicate its 1996 performance in 1997 and 1998, it is estimated that 300,000 shares of Company stock would be awarded to the group in October, 1998.

Compensation of Directors

     The Company has adopted a policy of paying directors who are not employees of the Company an annual retainer of $10,000 in restricted stock, plus $1,000 and reimbursement of reasonable expenses for each directors' meeting attended, and $1,000, plus expenses, for each committee meeting not held in conjunction with a directors' meeting. Non-salaried employees receive $1,000 per meeting, plus expenses. The Company anticipates that the Board of Directors will continue to meet quarterly.

Profit Sharing and Capital Accumulation Plan and Trust

     The Company maintains the PSP/CAP, which provides for participant contributions on a pretax compensation reduction basis (a 401(k) arrangement). To participate, an employee must have at least one full calendar quarter of service, and complete 1,000 hours of service for that Plan year. An employee meeting the standards of service required under the plan may elect to defer receipt of a percentage of his annual compensation and contribute that amount to the Capital Accumulation Plan. That amount was limited by federal regulation to $9,500 in 1996. The employee's deferrals are fully vested at all times.

     The Company discretionarily matches employee contributions up to three percent of covered compensation. Additional discretionary contributions may be made by the Company and are allocated among participating employees at the end of each fiscal year on the basis of their relative eligible compensation. Company contributions, if any, are allocated to eligible participating employees who are employed on the last day of the fiscal year. A participant's interest in the Company's matching contributions vests over five years. This interest also becomes fully vested upon retirement at age 65, early retirement (age 62 with ten years of service), death or total disability.

Employee Stock Ownership (ESOP) and PAYSOP Plan and Trust

     The Company maintains an ESOP/PAYSOP, to which it may make annual contributions of cash, securities of the Company or other property for the benefit of participating employees. The eligibility and vesting provisions and administration responsibilities of the ESOP/PAYSOP are the same as those which apply to the Profit Sharing and Capital Accumulation Plan and Trust. Cash contributions to the ESOP/PAYSOP have been primarily invested in the Company's Common Stock and are allocated among participating employees at the end of each fiscal year on the basis of their relative eligible compensation.

Related Transactions

     From time to time, directors and executive officers of the Company may borrow money from IJL Corporation through margin accounts. These loans are made in the normal course of IJL Corporation's business as a broker-dealer, are made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risks of credit or present other unfavorable features.

Compensation & Stock Plans Committee Report

     The Compensation & Stock Plans Committee establishes base salaries for the Company's executive officers at the beginning of the fiscal year upon the subjective recommendation of the Chief Executive Officer. Salary levels are intended to reflect responsibilities in one or more of the Company's operating units and to be competitive with positions of similar responsibility in other comparable investment and financial services organizations, whether publicly owned or privately held, some of which may be included in the Peer Group Index. Compensation surveys by independent third parties, industry associations and ad hoc conference groups, as well as published proxy data for firms of comparable size and scope, all serve as resources to the Chief Executive Officer and to this Committee in its deliberations.

     Annual bonuses for executive officers are discretionary, not contractual. Messrs. Dalrymple and Harrelson are compensated primarily from the contributions of the respective business units that they direct. They, the other named executive officers, and certain additional executive officers also participate in a corporate bonus pool which is based in part on the Company's annual return on average beginning equity (ROBE), after giving effect to such bonuses, and in part on discretionary adjustments by the Committee. The specifics of the formularized portion of the corporate bonus pool vary from year to year. For fiscal 1996 it provided for a bonus pool in an amount equal to 7% of pretax profits (before giving effect to such bonuses) at a 10% ROBE, up to a maximum 12% of pretax profits when a 24% or greater ROBE was achieved. In fiscal 1996 the ROBE was 14.2%, and total funds available from the corporate pool were $1,640,000, of which $1,375,000 was allocated among the named executive officers on the basis of subjective recommendations to the Committee by the Chief Executive Officer.

     In assessing total 1996 compensation for the named executive officers relative to the Company's performance, the Committee considered the following factors:

o Compensation paid to senior executives of other regional full-service securities firms (including but not limited to some firms in the Peer Group Index), as disclosed in proxy statements, relative to various financial characteristics of those firms such as revenues, net income, and return on equity.

o Operating results in all major business units improved markedly from fiscal 1995.

     Prior to the 1996 fiscal year, Mr. Morgan's base salary had remained the same for three years. In light of his successful assumption of Chief Executive Officer responsibilities from Mr. Dalton during the 1995 fiscal year, the Committee increased his salary effective October 1, 1995 to a level competitive with chief executives of comparable securities firms. The Committee still anticipates that a significant portion of Mr. Morgan's total compensation will be performance oriented. Mr. Morgan's proportionate share of the corporate bonus pool in 1996 was based upon a subjective assessment of his contribution to the Company's performance during that year.

     In regard to the $1 million limit on tax deductible compensation, the Committee believes it is important to balance the effectiveness of executive compensation plans with the materiality of potentially reduced tax deductions. Accordingly, the Committee may from time to time recommend modifications to corporate compensation plans to be responsive to both factors.

                  Compensation & Stock Plans Committee:
                                             John B. Ellis
                                             Peter R. Kellogg
                                             Richard S. Pechter

     On October 21, 1996, Mr. Pechter was succeeded by Mr. McMillan as a member of the Compensation and Stock Plans Committee.

Compensation & Stock Plans Committee Interlocks and Insider Participation

     Mr. Kellogg, a member of the Compensation & Stock Plans Committee, is Senior Partner and Chief Executive Officer of SLK, which, through its Troster Singer Division, provides execution services to the Company on certain transactions in over-the-counter securities.



                            Stock Performance Graphs

     The following graph compares the five-year cumulative total return on shares of the Company's Common Stock with the cumulative total return of the S&P 500 Index and a Peer Group Index comprised of eleven comparable regional securities firms. The graph assumes that $100 was invested on September 30, 1991, in the Company's common stock and each of the other indexes, and that all dividends were reinvested.

  The Peer Group Index, which is weighted by market values, includes the following firms:
    Advest Group, Inc.                      Piper Jaffray Companies, Inc.
    First Albany Companies, Inc.            Rodman & Renshaw Capital Group, Inc.
    Inter-Regional Financial Group, Inc.    Scott & Stringfellow Financial, Inc.
    Legg Mason, Inc.                        Southwest Securities Group, Inc.
    McDonald & Company Investments, Inc.    Stifel Financial Corp.
    Morgan Keegan, Inc.

             (COMPARATIVE FIVE-YEAR TOTAL RETURNS GRAPH APPEARS HERE)
                         (PLOT POINTS ARE LISTED BELOW)

                        1991            1992            1993            1994            1995           1996
IJL (box symbol)      $100.00         $158.07         $258.07         $205.25         $264.14        $327.16
S&P 500 (triangle)    $100.00         $111.29         $125.77         $129.73         $168.32        $202.54
Peer Group (star)     $100.00         $114.12         $180.95         $142.25         $204.49        $236.76

Shareholder Proposals

     Shareholder proposals relating to the Company's 1998 annual meeting of shareholders must be received by the Company no later than Tuesday, August 19, 1997. Shareholders should send their proposals to the attention of the Company's Secretary at its principal offices, P. O. Box 1012, Interstate Tower, Charlotte, North Carolina 28201-1012.

Solicitation

         The expense of preparing, printing and mailing the proxy statement to shareholders will be borne by the Company. In addition to soliciting proxies by mail, the Company may make requests for proxies by telephone or by personal solicitation by employees of the Company at nominal cost to the Company. W. F. Doring & Co. has been retained by the Company on behalf of the Board of Directors to assist in the solicitation of proxies from brokers and nominees for a fee of approximately $3,500 plus reimbursement of reasonable out-of-pocket expenses. The Company also will reimburse brokers, dealers, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of the Company's Common Stock.

                                               The Board of Directors



                                               INTERSTATE/JOHNSON LANE, INC.
December 17, 1996

                                    PROPOSED

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          INTERSTATE/JOHNSON LANE, INC.
--------------------------------------------------------------------------------

                                   ARTICLE VI

         The business of the corporation shall be managed by a Board of Directors, and the number of Directors comprising the Board shall be fixed by the By-Laws and such number may from time to time be increased or decreased in such manner as provided by the By-Laws of the corporation. Each Director shall be classified as Class I, Class II, and Class III Directors and will serve staggered one, two- and three-year terms, holding office until their successors have been duly elected and qualified.

                                                                      EXHIBIT A

                                    PROPOSED

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                          INTERSTATE/JOHNSON LANE, INC.
--------------------------------------------------------------------------------

                                   ARTICLE II

         Section 2. Annual Meeting. The annual meeting of stockholders shall be held within one hundred twenty (120) days of the fiscal year of the corporation at such time and place, either within or without the State of Delaware, as shall be specified in the notice of meeting at which they shall elect by plurality of vote a CLASSIFIED board of directors SERVING STAGGERED ONE-, TWO- AND THREE-YEAR TERMS. AT EACH ANNUAL MEETING FOLLOWING THE INITIAL CLASSIFICATION AND ELECTION, THE SUCCESSORS TO THE CLASS OF DIRECTORS WHOSE TERMS EXPIRE AT THAT MEETING WOULD BE ELECTED FOR A TERM OF OFFICE TO EXPIRE AT THE THIRD SUCCEEDING ANNUAL MEETING AFTER THEIR ELECTION AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED. The annual meeting of stockholders shall also serve to transact such other business as may properly be brought before the meeting.

                                   ARTICLE III

         Section 1. Number. The number of directors which shall constitute the whole board shall be no less than three (3) and such number may be increased by the vote of a majority of the directors then constituting the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article. THE DIRECTORS SHALL BE CLASSIFIED SERVING STAGGERED ONE-, TWO- AND THREE-YEAR TERMS WITH ONE CLASS HOLDING OFFICE INITIALLY FOR A TERM EXPIRING AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS, ANOTHER CLASS HOLDING OFFICE INITIALLY FOR A TERM EXPIRING AT THE 1999 ANNUAL MEETING AND ANOTHER CLASS HOLDING OFFICE INITIALLY FOR A TERM EXPIRING AT THE 2000 ANNUAL MEETING, WITH THE MEMBERS OF EACH CLASS HOLDING OFFICE UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED. AT EACH ANNUAL MEETING FOLLOWING THE INITIAL CLASSIFICATION AND ELECTION, THE SUCCESSORS TO THE CLASS OF DIRECTORS WHOSE TERMS EXPIRE AT THAT MEETING WOULD BE ELECTED FOR A TERM OF OFFICE TO EXPIRE AT THE THIRD SUCCEEDING ANNUAL MEETING AFTER THEIR ELECTION AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED. Directors need not be stockholders.


                                                                      EXHIBIT B

                          INTERSTATE/JOHNSON LANE, INC.
                            RESTATED STOCK AWARD PLAN
                                OCTOBER 21, 1996


                                    ARTICLE I
                      PURPOSE; EFFECTIVE DATE; DEFINITIONS

         1.1 Purpose. The Interstate/Johnson Lane, Inc. Restated Stock Award Plan ("Restated Plan"), is intended to secure for Interstate/Johnson lane, Inc. and its shareholders the benefits of the incentive inherent in common stock ownership by the employees and outside directors of the Company who are largely responsible for the Company's future growth and continued financial success and to afford such persons the opportunity to obtain or increase a proprietary interest in the Company on a favorable basis and, thereby, to have an opportunity to share in its success.

         1.2 Effective Date. Subject to the approval of the Board and of the Company's shareholders if required pursuant to Section 7.9 below, this Restated Plan shall be effective as of October 21, 1996. The original effective date of this Restated Plan was October 19, 1987; it was first amended on October 1, 1991; and it was subsequently restated as of October 27, 1992 and again restated as of October 25, 1994.

         1.3 Definitions. Throughout this Restated Plan, the following terms shall have the meanings respectively indicated:

                         (a) "Act" shall mean the Securities Exchange Act of 1934, as amended;

                  (b) "Benefits" shall mean any one or more of the following three awards that may be offered by the Committee to Employees under this Restated Plan:

                           (i)      Options,
                           (ii)     Stock Appreciation Rights,
                           (iii)    Restricted Stock, or
                           (iv)     Unrestricted Stock;

                  (c) "Board" shall mean the Board of Directors of Interstate/Johnson Lane, Inc.;

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor revenue laws of the United States;

                  (e) "Committee" shall mean any committee of directors of the Company designated by the Board to administer this Restated Plan;

                                                                      EXHIBIT C

                  (f) "Common Stock" shall mean the common stock of Interstate/Johnson Lane, Inc. par value $.20 per share;

                  (g) "Company" shall mean Interstate/Johnson Lane, Inc. and any of its Subsidiaries;

                  (h) "Employee" shall mean any person engaged or proposed to be engaged as an officer or employee of the Company;

                  (i) "Option" shall mean an option to purchase shares of common Stock granted by the Committee to an Employee pursuant to this Restated Plan;

                  (j) "Option Agreement" shall mean an agreement between the Company and an Employee whereby an Option is granted;

                  (k) "Option Shares" shall mean the shares of Common Stock purchased upon the exercise of an Option;

                  (l) "Restated Plan" shall mean this Interstate/Johnson Lane, Inc. Restated Stock Award Plan, and any amendments hereto;

                  (m) "Restricted Stock" shall mean Common Stock (i) granted to Employees under Section 6.1 of this Restated Plan, subject to such restrictions as the Committee may determine, and (ii) issued to Outside Directors under
Section 6.2 of this Restated Plan in each case as evidenced in a Restricted Stock Agreement;

                  (n) "Restricted Stock Agreement" shall mean an agreement between the Company and an Employee or Outside Director pursuant to which Restricted Stock is issued to the Employee or Outside Director pursuant to this Restated Plan;

                  (o) "Restriction Period" shall mean the time period during which the Restricted Stock is subject to the restrictions set forth in the Restricted Stock Agreement;

                  (p) "SAR Agreement" shall mean an agreement between the Company and an Employee pursuant to which a Stock Appreciation Right is issued to the Employee pursuant to this Restated Plan;

                  (q) "Stock Appreciation Rights" shall mean the right to receive cash or Common Stock, granted pursuant to Article V of this Restated Plan and a SAR Agreement;

                  (r) "Subsidiary" shall mean a subsidiary corporation of Interstate/Johnson Lane, Inc., as defined in Sections 424(f) and 424(g) of the Code;

                  (s) "Unrestricted Stock" shall mean Common Stock granted under Article VI of this Plan that is not Restricted Stock; and

                  (t) "Unrestricted Stock Agreement" shall mean an agreement between the Company and an Employee pursuant to which Unrestricted Stock is issued to the Employee pursuant to this Plan.

                                   ARTICLE II
                                 ADMINISTRATION

         2.1 Committee Administration. This Restated Plan, with respect to grants and awards to Employees hereunder, shall be administered by the Committee, which shall be appointed by the Board from time to time.

         2.2 Committee Composition and Powers. The Committee shall consist of not less than two persons who shall be members of the Board and shall be subject to such terms and conditions as the Board shall prescribe. Each Committee member shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Act. Once designated, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, and remove all members of the Committee.

         A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to the provisions of this Restated Plan, to the provisions of the Company's by-laws, and to any terms and conditions prescribed by the Board, the Committee may make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall hold meetings at such times and places as it may determine.

         The interpretation and construction by the Committee of any provisions of this Restated Plan, with respect to grants and awards to Employees hereunder, or of any Benefit granted under it shall be final unless otherwise determined by the Board.

         2.3 Limitation on Receipt of Benefits by Committee Members. No person while a member of the Committee shall be eligible to receive Benefits under this Restated Plan, provided, however, that (i) to the extent applicable, a Committee member may receive shares of Restricted Stock in lieu of cash compensation pursuant to the formula provisions of Section 6.2 hereof; and (ii) a member of the Committee may exercise Options (but not Stock Appreciation Rights) granted prior to his becoming a member of the Committee.

         2.4 Good Faith Determinations. No member of the Board, the board of directors of any subsidiary or the Committee shall be liable for any action or determination made in good faith with respect to this Restated Plan or any Benefit granted under it.

                                   ARTICLE III
          ELIGIBILITY; TYPES OF BENEFITS; SHARES SUBJECT TO RESTATED PLAN

         3.1 Eligibility. The Committee shall from time to time determine and designate the Employees of the Company to receive Benefits under this Restated Plan and the number of Options, Stock Appreciation Rights and shares of Restricted Stock to be awarded to each such Employee, or the formula or other basis on which such Benefits shall be awarded to Employees. In making any such award, the Committee may take into account the nature of services rendered by an Employee, commissions or other compensation earned by the Employee, the capacity of the Employee to contribute to the success of the Company, and other factors that the Committee may consider relevant.

         3.2 Types of Benefits. Benefits under this Restated Plan may be granted in any one or any combination of (a) Options; (b) Stock Appreciation Rights; (c) Restricted Stock; and (d) Unrestricted Stock, as described in this Restated Plan.

         The Committee may: (a) give Employees a choice between two Benefits or combinations of Benefits; (b) award Benefits in the alternative so that acceptance of or exercise of one Benefit cancels the right of an Employee to another; and (c) award Benefits in any combination or combinations and subject to any condition or conditions consistent with the terms of this Restated Plan that the Committee in its sole discretion may determine.

         3.3 Shares Subject to this Restated Plan.  Subject to the provisions of
Section 4.1(e) (relating to adjustment for changes in Common Stock), the maximum number of shares that may be issued under this Restated Plan shall not exceed in the aggregate 2,800,000 shares of Common Stock. Such shares may be authorized and unissued shares, or authorized and issued shares that have been reacquired by the Company as treasury stock. If any Options granted under this Restated Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, the shares not purchased under such Options shall be available again for grant under this Restated Plan. Upon the forfeiture (in whole or in part) of Restricted Stock, the shares of Common Stock forfeited shall be available again for grant under this Restated Plan.

                                   ARTICLE IV
                           NONSTATUTORY STOCK OPTIONS

         4.1 Grant; Terms and Conditions. The Committee from time to time may grant nonstatutory stock options under this Restated Plan to the Employees, which grant shall be evidenced by Option Agreements, which Option Agreements shall be in such form and contain such provisions as the Committee shall from time to time approve consistent with this Restated Plan. The Option Agreements need not be identical, but each Option Agreement by appropriate language shall include the substance of all of the following terms and conditions:

                  (a) Number of Shares. Each Option Agreement shall state the number of shares to which it pertains.

                  (b) Option Price. Each Option Agreement shall state the Option exercise price, which shall be determined by the Committee in its sole discretion.

                  (c) Medium and Time of Payment. The Option shall be exercised by the optionee by delivering to the Secretary of the Company, on any business day during the term of the Option (the "Exercise Date"), (i) a written notice specifying the number of Option Shares the optionee then desires to purchase (the "Notice"), and (ii) payment in full in an aggregate amount in United States dollars equal to the Option exercise price for the number of Option Shares specified in the Notice (the "Total Option Price"). The payment of the Total Option Price may be made (1) in cash or by check made payable to the order of the Company, (2) with shares of Common Stock owned by the optionee, (3) by permitting the Company to retain Option Shares otherwise issuable pursuant to the Option, or (4) by any combination of the foregoing. In the case of clause
(2) or (3), the Common Stock or the Option Shares, as the case may be, shall be valued at fair market value on the Exercise Date. In addition, in the case of clause (3), the Corporation may retain that number of Option Shares otherwise issuable pursuant to the Option having a fair market value equal to the amount of any federal, state or local income, employment or other withholding taxes applicable to the income recognized by such optionee and attributable to the exercise of the Option (the "Withholding Taxes"). In all cases, the Notice shall state that the optionee acknowledges that payment of the Total Option Price and any Withholding Taxes is his or her absolute and personal liability enforceable by the Corporation against him or her or his or her estate.

                  (d) Term and Exercise of Options. The term of each Option shall be determined by the Committee. The Committee in its sole discretion may impose a minimum on the number of shares which must be purchased at any one time, which minimum (if any) shall be stated in the Option Agreement. During the lifetime of the optionee, the Option shall be exercisable only by him and shall not be assignable or transferable by him and no person shall acquire any rights therein. An Option may be transferred (unless the Committee otherwise prescribes) by will or the laws of descent or distribution.

                  (e) Recapitalization; Reorganization. Subject to any required action by the shareholders of the Company, the maximum number of shares of Common Stock that may be issued under this Restated Plan pursuant to Section 3.3 above, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock to which each Stock Appreciation Right relates, and the per share exercise price under each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

                  Subject to any required action by the shareholders, if the Company is the surviving corporation in any merger, each outstanding Option shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in the merger. A dissolution, liquidation or consolidation of the Company or a merger in which the Company is not the surviving corporation, other than a merger effected for the purpose of changing the Company's domicile, shall cause each outstanding Option to terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution, liquidation, merger or consolidation, to exercise his Option in whole or in part without regard to any installment provision contained in his Option Agreement but subject, however, to the restriction that if a Stock Appreciation Right has been granted in connection with an option neither the Option nor the Stock Appreciation Right shall be exercisable within six (6) months after their grant except in the event of death or disability of the optionee. In the case of a merger effected for the purpose of changing the Company's domicile, each outstanding Option shall continue in effect in accordance with its terms and shall apply to the same number of shares of common stock of such surviving corporation as the number of shares of Common Stock to which it applied immediately prior to such merger, adjusted for any increase or decrease in the number of outstanding shares of common stock of the surviving corporation effected without receipt of consideration.

                  In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Restated Plan.

                  The foregoing adjustments shall be made by the Committee, whose determination shall be final, binding and conclusive.

                  Except as expressly provided in this subsection, the optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) any stock dividend, (iii) any other increase or decrease in the number of shares of stock of any class, (iv) any dissolution, liquidation, merger, or consolidation or spin-off, split-off or split-up of assets of the Company or stock of another corporation, or (v) any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class. Moreover, except as expressly provided in this subsection, the occurrence of one or more of the above-listed events shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option (or the number of shares with respect to a related Stock Appreciation Right).

                  The grant of an Option pursuant to this Restated Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                   (f) Rights as a Shareholder. Subject to Section 7.10 of this Restated Plan, an optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by his Option until the date of the issuance of a stock certificate to him for those shares upon payment of the exercise price. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in subsection 4.1(e).

                  (g) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of this Restated Plan, the Committee may modify, extend or renew outstanding Options granted under this Restated Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). No modification of an Option shall, without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted under this Restated Plan.

                  (h)  Exercisability  and  Term  of  Options.  Options  granted pursuant to this Restated Plan are not intended to constitute "incentive stock options" under Section 422 of the Code. Every Option Agreement shall provide that unless an Option has earlier terminated, Options granted pursuant to this Restated Plan shall be exercisable at any time on or after the date of exercise set forth in the Option Agreement and before the date that is ten (10) years and one (1) month after the date of grant; provided, however, an Option shall terminate and may not be exercised if the Employee to whom it is granted ceases to be employed by the Company except that the Option Agreement may, at the discretion of the Committee, provide: (1) that if such Employee's employment terminates for any reason other than conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interest of the Company, the Employee may at any time within three months after termination of his employment exercise his Option but only to the extent the Option was exercisable by him on the date of termination of his employment; (2) that if such Employee's employment terminates on account of total and permanent disability, the Employee may at any time within one year after termination of his employment exercise his Option but only to the extent the Option was exercisable on the date of his termination of employment; or (3) that if such Employee dies while in the employ of the Company, or within the three or twelve month period following termination of his employment as described in (1) or (2) above, his Option may be exercised at any time within twelve months following his death by the person or persons to whom his rights under the Option shall pass by will or by the laws of descent and distribution, but only to the extent that such Option
was  exercisable  by him on the date of his   termination  of  employment. Each
Option   Agreement  may  provide  for acceleration of exercisability in the event of retirement, death or disability. Notwithstanding anything to the contrary in this subsection, an Option may not be exercised by anyone after the expiration of its term.

         4.2 Other  Provisions.  The  Option  Agreements  authorized  under this
Restated Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option and the consideration to be received by the Company as payment for the Common Stock, as the Committee shall deem advisable. (For example, the Committee could provide as to any Option for a vesting schedule whereunder the optionee would be able to exercise his Option as to (for example) one-third of his Option Shares after a period of (for example) one year from the date of grant of the Option, another one-third after two years, and so on.)

                                    ARTICLE V
                            STOCK APPRECIATION RIGHTS

         5.1 Grant of Stock Appreciation Rights. The Committee may, in its discretion, from time to time grant Stock Appreciation Rights to Employees who are granted Options under this Restated Plan. Such Stock Appreciation Rights shall relate to and be granted only in conjunction with specific Options and, if granted, shall be granted at the time of the grant of the related Option. Stock Appreciation Rights may be granted with respect to all or a specified portion of the shares covered by the related Option. It is contemplated that the Committee, in determining whether or not to grant Stock Appreciation Rights relating to an Option, will give consideration to the circumstances of the Employee and generally will grant Stock Appreciation Rights in connection with Options only in those instances where the failure to grant Stock Appreciation Rights might make exercise of an Option significantly burdensome to the Employee.

         5.2 Exercise. Stock Appreciation Rights shall entitle the holder of the related Option, upon exercise in whole or in part of the Stock Appreciation
Rights, to receive payment in the amount and form determined pursuant to subsection 5.3(d). Stock Appreciation Rights may be exercised only at times and to the extent the related Option is then exercisable. The exercise of Stock Appreciation Rights shall result in a termination of the Stock Appreciation Rights with respect to the number of shares covered by the exercise and shall further result in a termination of the related Option with respect to the number of shares covered by the exercise.

         5.3 Terms and Conditions. The Committee may from time to time grant Stock Appreciation Rights under this Restated Plan to the Employees which grants shall be evidenced by SAR Agreements, which SAR Agreements shall be in such form and contain such provisions as the Committee shall from time to time approve consistent with this


Restated Plan. The SAR Agreements need not be identical, but each SAR Agreement by appropriate language shall include the substance of all of the following additional terms and conditions:

                  (a) No Stock Appreciation Right shall be exercisable before September 30, 1988.

                  (b) Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate is then exercisable.

                  (c) Stock Appreciation Rights shall not be exercisable during the first six months after their date of grant. Such rights shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee.

                  (d) Upon exercise of Stock Appreciation Rights, the optionee shall be entitled to receive therefor payment, in the sole discretion of the Committee, in the form of shares of Common Stock (rounded down to the next whole number so that no fractional shares are issued), cash or any combination thereof. The amount of such payment shall be equal in value to the difference between the Option exercise price per share of the related Option and the fair market value per share of the shares of Common Stock on the date the Stock Appreciation Right is exercised multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

                  (e) No Stock Appreciation Right may be exercised on a date on which the fair market value (as determined above) of the Common Stock is less than or equal to the exercise price per share of the related Option.

                  (f) Stock Appreciation Rights granted under this Restated Plan will expire or terminate no later than the expiration or termination date of the related Option.

                  (g) Any exercise by an officer or director of the Company of a Stock Appreciation Right may be made only during the ten-day period beginning on the third business day following the release for publication of any quarterly or annual statement of sales and earnings by the Company and ending on the 12th business day following the date of such release, or such other period of time as may be provided under Rule 16b-3 of the Securities and Exchange Commission or successor rule or regulation. "Officer" for the purposes of this subsection shall mean only officers who are subject to the Act.

         5.4 Effect on Related Stock Option. The number of shares with respect to which Stock Appreciation Rights are exercised (rather than the number of shares issued by the Company upon such exercise) shall be deemed for the purpose of Section 3.3 to have been issued under an Option granted pursuant to this Restated Plan and shall not thereafter be available for the granting of further Options under this Restated Plan.

                                   ARTICLE VI
                        RESTRICTED AND UNRESTRICTED STOCK

         6.1 Grants of Restricted Stock to Employees. The Committee from time to time may award Restricted Stock to any Employee eligible to receive Benefits under this Restated Plan. Each Employee who is awarded Restricted Stock shall enter into a Restricted Stock Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the award and such other matters consistent with this Restated Plan as the Committee in its sole discretion shall determine. Such conditions may include, but shall not be limited to, the deferral of a percentage of the Employee's annual cash compensation, not including dividends paid on Restricted Stock, if any, to be applied toward the purchase of Restricted Stock upon such terms and conditions, including such discounts or forfeitures of compensation deferrals, as may be set forth in the Restricted Stock Agreement.

         Restricted Stock awarded to Employees may not be sold, transferred, pledged or otherwise encumbered during a Restriction Period commencing on the date of the award and ending at such later date or dates as the Committee may designate at the time of the award. The Employee shall have the entire beneficial ownership and most of the rights and privileges of a shareholder with respect to Restricted Stock awarded to him, including the right to receive dividends and the right to vote such Restricted Stock.

         If an Employee ceases to be employed by the Company prior to the expiration of the Restriction Period, he shall forfeit all of his Restricted Stock with respect to which the Restriction Period has not yet expired; provided, however, the Restricted Stock Agreements, at the discretion of the Committee and pursuant to such terms and conditions as it may impose, may provide: (1) that if such Employee's employment terminates for any reason other than conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interests of the Company, the Restricted Stock shall not be forfeited; (2) that if such Employee's employment terminates on account of total and permanent disability, the Employee shall not forfeit his Restricted Stock; or (3) that if such Employee dies while employed by the Company, his Restricted Stock is not forfeited.

         Subject to Section 7.10 of this Restated Plan, each Employee who is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of such shares of Restricted Stock. Each certificate registered in the name of an Employee, if any, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award as specifically set forth in the Restricted Stock Agreement.

         The Committee shall require that any stock certificate issued in the name of an Employee evidencing shares of Restricted Stock be held in the custody of the Company until the expiration of the Restriction Period applicable to such Restricted Stock and that, as a condition of such issuance of a certificate for Restricted Stock, the Employee shall have delivered a stock power, endorsed in blank, relating to the shares covered by such certificate. In no event shall the Restriction Period end prior to the payment by the Employee to the Company of the amount of any federal, state or local income or employment tax withholding that may be required with respect to the Restricted Stock.

         If any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, any shares received by an Employee with respect to Restricted Stock shall be subject to the same restrictions applicable to such Restricted Stock and the certificates representing such shares shall be deposited with the Company.

         6.2 Issuance of Restricted Stock to Outside Directors. During the term of the Restated Plan, and subject to the availability of shares of Common Stock pursuant to Section 3.3 hereof, each member of the Board of Directors of Interstate/Johnson Lane, Inc. who is not an employee of the Company (an "Outside Director") shall receive shares of Restricted Stock under the Restated Plan in lieu of the annual cash retainer that would otherwise be payable to such Outside Director in consideration of his service as a director of Interstate/Johnson Lane, Inc. On the date on which any such retainer would have been payable, the director shall receive shares of Restricted Stock equal in number to the amount of such retainer divided by the closing price of the Common Stock on such date. Such shares of Restricted Stock shall not be sold, transferred, pledged, assigned or in any manner disposed of for or during the six month period following the date such shares of Restricted Stock are issued and any director who is issued shares of Restricted Stock shall not be entitled to delivery of stock certificates representing such shares until the expiration of such six month Restriction Period. Such shares of Restricted Stock shall also be subject to the terms and conditions generally applicable to Restricted Stock as outlined in Section 6.1 above, except that there shall be no forfeiture of shares in the event of termination of an Outside Director's service as a member of the Board. Each Outside Director who is issued Restricted Stock pursuant to this Section
6.2 shall enter into a Restricted Stock Agreement with the Company confirming the terms and conditions of such issuance as stated herein.

         6.3 Grants of Unrestricted Stock to Employees. The Committee from time to time may award Unrestricted Stock to any Employee eligible to receive Benefits under this Restated Plan. Each Employee who is awarded Unrestricted Stock shall enter into an Unrestricted Stock Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the award and such other matters consistent with this Restated Plan as the Committee in its sole discretion shall determine. Such conditions may include, but shall not be limited to, the deferral of a percentage of the Employee's annual cash compensation, not including dividends paid on the Unrestricted Stock, if any, to be applied toward the purchase of Unrestricted Stock upon such terms and conditions, including such discounts or forfeitures of compensation deferrals, as may be set forth in the Unrestricted Stock Agreement.

         Upon the issuance of Unrestricted Stock to an Employee hereunder, the Employee shall have the entire beneficial ownership and all the rights and privileges of a shareholder with respect to the Unrestricted Stock awarded to him or her, including the right to receive dividends and the right to vote such Unrestricted Stock.

         Subject to Section 7.10 of this Restated Plan, each Employee who is awarded Unrestricted Stock may, but need not, be issued a stock certificate in respect of such shares of Unrestricted Stock.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 Withholding Taxes. An Employee granted an Option, Restricted Stock, Unrestricted Stock or Stock Appreciation Rights under this Restated Plan shall be conclusively deemed to have authorized the Company to withhold from the salary, commissions or other compensation of such Employee funds in amounts equal to the federal, state and local income, employment or other withholding taxes applicable to the income recognized by such Employee and attributable to the Options, Option Shares, Restricted Stock, Unrestricted Stock or Stock Appreciation Rights acquired pursuant to this Restated Plan at the time as may be required by law; provided, however, that in lieu of the withholding of federal, state and local taxes as herein provided, the Company may require that the Employee (or other person exercising such Option or Stock Appreciation Rights, or holding such Restricted Stock or Unrestricted Stock) pay the Company an amount equal to the federal, state and local withholding taxes on such income at the time such withholding is required or such other time as shall be satisfactory to the Company.

         7.2 Amendment, Modification, Suspension or Discontinuance of Restated Plan. The Board may from time to time alter, amend, suspend or discontinue this Restated Plan or revise it in any respect whatsoever for the purpose of maintaining or improving the effectiveness of this Restated Plan as an incentive device, or conforming this Restated Plan to applicable governmental regulations or to any change in applicable law or regulations, or for any other purpose permitted by law; provided, however that no such action by the Board shall adversely affect any Benefit theretofore granted under this Restated Plan without the consent of the holder so affected; and provided further that, to the extent necessary to comply with the rules and regulations of any stock exchange upon which the Common Stock is listed, the Board may not increase the number of shares of Common Stock authorized under Section 3.3 of this Restated Plan without the approval of the shareholders of Interstate/Johnson Lane, Inc. Anything herein to the contrary notwithstanding, the provisions or Section 6.2 hereof shall not, directly or indirectly, be amended more than once ever six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

         7.3 Governing Law. This Restated Plan and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of North Carolina.

         7.4 Designation. This Restated Plan may be referred to in other documents and instruments as the "Interstate/Johnson Lane, Inc. Restated Stock Award Plan."

         7.5 Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Restated Plan or any Benefit granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         7.6 Reservation of Shares. The Company during the term of this Restated Plan, shall at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Restated Plan. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary to the lawful issuance of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained.

         7.7 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

         7.8 No Obligation to Exercise. The granting of an Option shall impose no obligation upon the optionee to exercise that Option.

         7.9 Approval of Shareholders. No Benefit shall be granted pursuant to this Restated Plan unless and until this Restated Plan has been approved, to the extent such approval is required by law or by any self-regulatory organization, by the shareholders of the Company.

         7.10 Uncertificated Shares. Each Employee who exercises an Option to acquire Common Stock or any person who is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of the Common Stock so acquired. A "book entry" (I.E., a computerized or manual entry) shall be made in the records of the Company to evidence the issuance of shares of Common Stock where no physical certificate is issued. Such Company records, absent manifest error, shall be binding on all parties. In all instances where the date of issuance of shares may be deemed significant but no certificate is issued in accordance with this Section 7.10, the date of the book entry shall be the relevant date for such purposes.

********************************************************************************


                                    APPENDIX



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" THE NOMINEES FOR DIRECTOR (PROPOSAL 2), "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4.



                                Dated___________________________________________

                                     -------------------------------------------

                                     -------------------------------------------
                                                       Signature


                                     Please sign exactly as your name appears hereon. If holder is a corporation, partnership or other association, please sign its name and add your name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder should sign.



PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.


PROXY                                 INTERSTATE/JOHNSON LANE, INC.
                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Parks H. Dalton, James H. Morgan and Michael D. Hearn, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all of the shares of Common Stock of Interstate/Johnson Lane, Inc. that the undersigned would be entitled to vote at the annual meeting of shareholders of Interstate/Johnson Lane, Inc. to be held on January 21, 1997 and at any and all adjournments thereof. The Board of Directors recommends a vote FOR the following items:

1. AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS TO ALLOW FOR CLASSIFICATION OF

    BOARD OF DIRECTORS

    [ ]  FOR    [ ]   AGAINST    [ ] ABSTAIN

2.  ELECTION OF DIRECTORS

    [ ]  FOR all nominees except as marked to the contrary  [ ] WITHHOLD AUTHORITY to vote for all nominees

NOMINEES:   CLASS I DIRECTORS:  Parks H. Dalton; Claude S. Abernethy, Jr.; Peter R. Kellogg;
            CLASS II DIRECTORS:  Dudley G. Pearson; Edward C. Ruff; Grady G. Thomas, Jr.
            CLASS III DIRECTORS:  John B. Ellis; J. Alex McMillan, III; James H. Morgan

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

      ---------------------------------------------------------------------

3. RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.

    [ ]  FOR   [ ] AGAINST   [ ]  ABSTAIN

4. AMENDMENT OF THE COMPANY'S STOCK AWARD PLAN TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE BY 1,000,000 SHARES TO A TOTAL OF 2,800,000.

    [ ]  FOR    [ ] AGAINST   [ ]  ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" THE NOMINEES FOR DIRECTOR (PROPOSAL 2), "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4.


                                Dated______________________________________
                                -------------------------------------------
                                -------------------------------------------
                                                       Signature
                                Please sign exactly as your name appears hereon.


PLEASE MARK, DATE AND SIGN THIS DIRECTION TO TRUSTEE AND RETURN IT PROMPTLY TO INSURE A QUORUM AT THE MEETING.

           ANNUAL MEETING OF SHAREHOLDERS OF INTERSTATE/JOHNSON LANE, INC.
        Voting Direction to NationsBank of North Carolina as Trustee for the
                        Interstate/Johnson Lane Corporation
        Employee Stock Ownership and PAYSOP Plan and Trust ("ESOP/PAYSOP"), and
           Profit Sharing and Capital Accumulation Plan and Trust ("PSP/CAP")

The undersigned hereby appoints NationsBank (the "Trustee") to vote as indicated below, the shares of Common Stock of Interstate/Johnson Lane, Inc. (the "Company") allocated to the account of the undersigned in the ESOP/PAYSOP and PSP/CAP Plans of Interstate/Johnson Lane Corporation at the annual meeting of shareholders of the Company to be held on January 21, 1997 and at any and all adjournments thereof. The Board of Directors recommends a vote FOR the following items:

1. AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS TO ALLOW FOR CLASSIFICATION OF

BOARD OF DIRECTORS

[ ]  FOR        [ ] AGAINST     [ ] ABSTAIN

2.  ELECTION OF DIRECTORS

    [ ]   FOR all nominees except as marked to the contrary
    [ ]   WITHHOLD AUTHORITY to vote for all nominees

    NOMINEES:   CLASS I DIRECTORS:  Parks H. Dalton; Claude S. Abernethy, Jr.; Peter R. Kellogg;
                CLASS II DIRECTORS:  Dudley G. Pearson; Edward C. Ruff; Grady G. Thomas, Jr.
                CLASS III DIRECTORS:  John B. Ellis; J. Alex McMillan, III; James H. Morgan

      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

  ---------------------------------------------------------------------

3. RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.

    [ ]  FOR     [ ]    AGAINST     [ ]   ABSTAIN

4. AMENDMENT OF THE COMPANY'S STOCK AWARD PLAN TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE BY 1,000,000 SHARES TO A TOTAL OF 2,800,000.

    [ ]  FOR     [ ]    AGAINST     [ ]   ABSTAIN